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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2005

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington		99202-2600

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On April 1, 2005, Avista Corporation (Avista Corp.) issued a press release announcing that its subsidiary, Avista Energy, Inc., will report a net loss for the first quarter of 2005. A copy of the press release is furnished as Exhibit 99.2.

Section 8 – Other Events

Item 8.01 Other Events.

On March 30, 2005, Avista Corp. filed a request with the Washington Utilities and Transportation Commission (WUTC) to increase its base electric rates by 12.5 percent and its base natural gas rates by 1.8 percent. Avista Corp.’s request is designed to increase its annual electric and natural gas revenues by $35.8 million and $2.9 million, respectively. A copy of Avista Corp.’s press release is filed as Exhibit 99.1.

Avista Corp.’s request is based on a proposed rate of return of 9.67 percent with a common equity ratio of 44 percent and an 11.5 percent return on equity. The WUTC generally has up to 11 months to review the general rate case filing.

Neither the furnishing or filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to the Internet address of Avista Corp. or Avista Utilities shall, under any circumstances, be deemed to incorporate the information available at such Internet addresses into this Current Report. The information available at the Internet address of Avista Corp. or Avista Utilities is not part of this Current Report or any other report furnished or filed by Avista Corp. with the Securities and Exchange Commission.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated March 30, 2005.

99.2	Press release dated April 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION

(Registrant)

Date: April 4, 2005	/s/ Gary G. Ely

Gary G. Ely
Chairman of the Board, President
and Chief Executive Officer